                                                                     EXHIBIT 4.4






                        JUNIOR SUBORDINATED NOTE DUE 2011

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS SECURITY CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY IS REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE COMPANY IS FURNISHED WITH AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                      10% Junior Subordinated Note Due 2011

$91,000,000                                                       August 4, 1999

                  SECTION 1. GENERAL.

                  (a) Semiconductor Components Industries, LLC, a Delaware limited liability company (the "Company"), for value received, hereby promises to pay, subject to the further provisions hereof (including, without limitation, the subordination provisions set forth herein), to Motorola, Inc. (the "Payee"), the aggregate principal amount of NINETY-ONE MILLION DOLLARS ($91,000,000), on August 4, 2011 (such date being the "Payment Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

                  (b) The Company further agrees to pay, subject to the subordination provisions set forth herein, interest on the unpaid principal amount hereof from time to time from the date hereof at the rate of 10% per annum, payable semiannually on February 1 and August 1 of each year (each an "Interest Payment Date"). Cash interest on this Note shall not be payable prior to the fifth anniversary of the date hereof. Prior to such fifth anniversary, interest on the unpaid principal amount of this Note shall accrue at the rate of 10% per annum and shall be added to the principal on each Interest Payment Date and amounts so added shall thereafter be deemed to be a part of the principal amount of this Note for all purposes hereof and shall be payable on the Payment Date. On and after the fifth anniversary of the date hereof, accrued interest at each Interest Payment Date may, subject to Section 4 of this Note, be paid in cash if (i) at the time of such payment after giving effect thereto, the Leverage Ratio shall not exceed 1.50 to 1.00 and (ii) at the time of each such payment, no default or event of default exists or would result from such payment under any Senior Debt. Accrued interest not paid in cash on an Interest Payment Date pursuant to the preceding sentence shall be added to the principal on such Interest Payment Date and shall thereafter be deemed to be a part of the principal amount of this Note for all purposes hereof and shall be payable on the Payment Date. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

                  SECTION 2. THE NOTE.

                  This Note is being delivered pursuant to the Agreement and Plan of Recapitalization and Merger dated as of May 11, 1999, by and among the Company and the parties thereto, as the same may be amended or modified. Reference herein to the term "Note" also refers to any Note executed and delivered by the Company in replacement hereof pursuant to Section 5 hereof. Unless the context otherwise requires, the term "holder" is used herein to mean the person named as Payee in Section 1 hereof who is the holder of this Note, and such person's successors and permitted assigns.

                  SECTION 3. PREPAYMENTS.

                  (a) The Company may, at its sole option, at any time prepay this Note, without penalty, in whole or in part, on five (5) days' prior written notice to the holder hereof, at a prepayment price equal to the principal amount so to be prepaid together with interest on the principal amount so prepaid to the date of such prepayment; PROVIDED, that either (i) all principal of, interest on and premium, if any, and all other obligations of the Company under any Senior Debt shall have been repaid or prepaid in full in cash and all commitments to extend Senior Debt shall have been terminated at the time of any such prepayment or (ii) at the time of each such prepayment no default or event of default exists or would result from such payment under any Senior Debt.

                  (b) Upon the consummation of a Change of Control (as defined below), if the Company does not prepay this Note in full, the holder of this Note shall have the right to require the Company to repurchase this Note at a price in cash equal to the outstanding principal amount hereof together with interest on the principal amount to the date of such repurchase. Within 30 days following any Change of Control, unless the Company shall have mailed a notice with respect to a prepayment pursuant to Section 3(a), the Company shall mail a notice to the holder of this Note describing the transaction or transactions that constitute the Change of Control and offering to repurchase this Note on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof. The provisions of this Section 3(b) shall be subject to the condition that (i) all principal of, interest on, and premium, if any, and all other obligations of the Company under any Senior Debt shall have been repaid or prepaid in full in cash and all commitments to extend such Senior Debt shall have been terminated at the time of such repurchase or
(ii) at the time of each
such repurchase no default or event of default exists or would result from such repurchase under any Senior Debt.

                  SECTION 4. SUBORDINATION.

                  (a) AGREEMENT TO SUBORDINATE. The Company agrees, and the holder of this Note by accepting this Note agrees, that the indebtedness and other obligations evidenced by this Note (including, without limitation, all obligations to pay principal of, and interest on this Note and all other obligations under the terms of this Note) are subordinated in right of payment, to the extent and in the manner provided in this Section 4, to the prior payment in full of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of such Senior Debt (the "Senior Debtholders").

                  (b) No payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of this Note, whether as principal, interest or otherwise, and whether in cash, securities or property (collectively, "pay this Note"), shall be made by or on behalf of the Company or received, accepted or demanded, directly or indirectly, by or on behalf of the holder of this Note unless and until all Senior Debt has been indefeasibly paid in full in cash to the Senior Debtholders, except that (i) payments of interest in kind under this Note may be made when due and payable and payments of interest in cash after the fifth anniversary of the date hereof may be made when due and payable, in each case pursuant to Section 1(b) and subject to the conditions specified therein, (ii) the Company may prepay this Note, in whole or in part, at any time and from time to time, and may repurchase this Note upon consummation of a Change of Control, in each case on the terms and subject to the conditions set forth in Section 3 hereof, and (iii) the Company may pay this Note without regard to the foregoing if the Company receives the written consent of all the Senior Debtholders (or any duly authorized representatives thereof).

                  (c) LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any distribution of the assets of the Company or upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (i) the Senior Debtholders shall be entitled to receive payment in full in cash of the Senior Debt before the holder of this Note shall be entitled to receive any payment of principal of or interest on this Note or any other payment; and

                  (ii) until the Senior Debt of the Company is paid in full in cash, any payment or distribution to which the holder of this Note would be entitled but for this Section 4 shall be made to the Senior Debtholders as their interests may appear.

                  (d) The holder of this Note shall not commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company unless the Senior Debtholders shall also join in bringing such proceeding (PROVIDED, HOWEVER, that the holder hereof shall be entitled to file a proof of claim in respect of the obligations hereunder in any such proceeding so long as such proof of claim shall state that any right to payment is subordinated to the extent and in the manner set forth in this Section 4). Any distribution of assets of, or payments by, the Company of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 4 shall be paid or delivered by the person making such distribution or payment, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Debtholders or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt or represented by each of such instruments, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provisions therefor) to the Senior Debtholders.

                  (e) If, prior to the Payment Date, (i) any Senior Debt is declared due and payable prior to its stated maturity by reason of the occurrence of an event of default, and such acceleration is not rescinded, or
(ii) any default or event of default with respect to any Senior Debt occurs and such default or event of default is not cured or waived, then all principal of and interest on such Senior Debt which is due and payable (whether by acceleration or otherwise) shall first be paid in full and all commitments to extend such Senior Debt shall be terminated before any payment on account of principal or interest is made upon this Note and before the holder of this Note shall demand, accept or receive or attempt to collect or commence any legal proceedings to collect any such payment or take any action to accelerate this Note, and to that end, so long as such acceleration or default continues and until such Senior Debt shall have been paid in full or otherwise discharged, the Senior Debtholders shall be entitled to receive, subject to the further provisions of Section 4(f) below, whether from the holder of this Note or otherwise, for application in payment of such Senior Debt any payment or distribution of any kind or character, whether in cash, securities or other property, which is paid or delivered or which may be payable or deliverable on or with respect to this Note after the occurrence of such acceleration or default, and the holder of this Note shall, subject to the further provisions of
Section 4(f) below, hold any such payments or distributions made to such holder in trust for the Senior Debtholders.

                  (f) In the event that any payment by, or on behalf of, or distribution of the assets of, the Company of any kind or character, whether in cash, property or securities, and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, shall be received by or on behalf of the holder of this Note or any affiliate thereof at a time when such payment is prohibited by the provisions of this Section 4, such payment or distribution shall be held by the holder of this Note or such affiliate in trust (segregated from other property of the holder of this Note or such affiliate) for the benefit of the Senior Debtholders, and shall forthwith be paid over directly to the Senior Debtholders or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt or represented by each of such instruments, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) by the Company or any guarantor of the Senior Debt to the Senior Debtholders.

                  (g) The holder of this Note, by acceptance of this Note, (i) if and so long as payment thereon is prohibited by this Section 4, irrevocably authorizes and empowers (but without imposing any obligation on, or any duty to such holder from) the Senior Debtholders at any time outstanding and such Senior Debtholders' representatives, to demand, sue for, collect, receive and acknowledge receipt of such Senior Debtholders' ratable share of payments and distributions in respect of this Note to the extent such payments and distributions are required to be paid or delivered to the Senior Debtholders' as provided in this Section 4, and to file and prove all claims therefor and take all such other actions (including the exclusive right to vote, file and prove claims in respect of this Note in connection with any bankruptcy, insolvency, receivership or similar proceeding, including the right to vote such claims in connection with any election of trustees, acceptances of plans or otherwise) in the name of such holder, or otherwise, as such Senior Debtholders or their representatives may determine to be necessary or appropriate for the enforcement of the provisions of this Section 4 and (ii) agrees to execute and to deliver to each Senior Debtholder and its representatives all such further instruments confirming the authorization hereinabove set forth, and all powers of attorney, proxies, proofs of claim, assignments of claim and other instruments, and to take all such other actions, as may be requested by such Senior Debtholder or its representatives in order to enable such Senior Debtholder to enforce all claims upon or in respect of such holder's ratable share of payments and distributions in respect of this Note.

                  (h) Nothing herein shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder hereof the principal hereof and interest hereon in accordance with the terms and provisions hereof, nor shall anything herein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law hereunder upon default under this Note, subject, however, to the provisions of this Section 4.

                  (i) The holder of this Note shall not be subrogated to the rights of the Senior Debtholders to receive payments or distributions of assets of the Company until all amounts payable with respect to the Senior Debtholders shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the Senior Debtholders of any cash, property or securities to which the holder of this Note would be entitled except for these provisions shall, as between the Company, its creditors, other than the Senior Debtholders, and the holder of this Note, be deemed to be a payment by the Company to or on account of the Senior Debt. The subordination provisions of this Note are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the Senior Debtholders, on the other hand.

                  (j) The holder of this Note agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the Senior Debtholders as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the holder of this Note on account of this Note at any time after the date of the payment so recovered, including payments received pursuant to a right of subrogation, shall be deemed to have been received by the holder of this Note in trust as the property of the Senior Debtholders, and the holder of this Note shall forthwith deliver the same to the Agent or any other representative on behalf of the Senior Debtholders for the equal and ratable benefit of the Senior Debtholders for application to payment of all Senior Debt in full.

                  (k) The holder of this Note hereby waives any and all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holders of this Note:

                  (i) the obligation and liabilities of the Company or any other party or parties for or upon the Senior Debt (or any promissory note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

                  (ii) the Senior Debtholders or any of their representatives under any agreement relating to the Senior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

                  (iii) any balance or balances of funds with any holders of the Senior Debt at any time standing to the credit of the Company may, from time to time, in whole or in part, be surrendered or released;

in each case as the Senior Debtholders or any of their representatives under any agreement relating to the Senior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of this Note to the Senior Debt provided for herein.

                  (l) No present or future Senior Debtholders shall be prejudiced in its right to enforce the subordination provisions contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company or the holder of this Note. The subordination provisions contained herein are for the benefit of the Senior Debtholders from time to time and, so long as any Senior Debt is outstanding under any agreement, or any commitment to extend Senior Debt is in effect, may not be rescinded, canceled or modified in any way without the prior written consent thereto of all Senior Debtholders.

                  (m) The subordination and other provisions of this Section 4 shall be binding upon any holder of this Note and upon the successors and assigns of any holder of this Note; and all references herein to the holders of this Note shall be deemed to include any successor or successors or assigns, whether immediate or remote, to the holder of this Note.

                  (n) The failure to make a payment pursuant to this Note by reason of any provision in this Section 4 shall not in any way be construed as preventing the occurrence of an Event of Default. Nothing in this Section 4 shall have any effect on the right of the holder of this Note to accelerate the maturity of this Note.

                  SECTION 5. REPLACEMENT OF NOTE.

                  At the request of the holder hereof upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancelation of this Note, and in all cases upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company shall make and deliver a new Note of like tenor in lieu of this Note. Any Note made and delivered in accordance with the provisions of this Section 5 shall be dated as of the date through which interest has been paid on this Note.

                  SECTION 6. AMENDMENTS AND WAIVERS.

                  With the written consent of the holder of this Note, any covenant, agreement or condition contained in this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), or such holder and the Company may from time to time enter into agreements for the purpose of amending any covenant, agreement or condition of this Note or changing in any manner the rights of the holder of this Note; PROVIDED, HOWEVER, that neither the provisions of Section 4 nor the provisions of this Section 6 of this Note may be amended or modified without the prior written consent of all the Senior Debtholders. Any such amendment or waiver shall be binding upon each future holder of this Note and upon the Company. Upon the request of the Company, the holder hereof shall submit this Note to the Company so that this Note be marked to indicate such amendment or waiver, and any Note issued thereafter shall bear a similar notation referring to any such amendment or continuing waiver.

                  SECTION 7. EVENTS OF DEFAULT.

                  (a) An "Event of Default" occurs if:

                  (i) default shall be made in the payment of the principal of or cash interest on this Note, when and as the same shall become due and payable (but only, in the case of cash interest on this Note, if the payment thereof would be permitted under the provisions of Section 2(b) hereof), whether at the due date thereof or by acceleration thereof or otherwise and, with respect to the payment of cash interest on this Note, such default shall continue unremedied for 10 days;

                  (ii) the Company shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its property, (B) admit in writing its inability to pay its debts as they mature, (C) make a general assignment for the benefit of creditors, (D) be adjudicated as bankrupt or insolvent, or
         (E) file a voluntary petition in bankruptcy or petition or answer seeking a reorganization or an arrangement with its creditors, (F) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or (G) take any corporation action for the purpose of effecting any of the foregoing; or

                  (iii) an order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or all or a substantial part of the assets of the Company, or appointing a receiver, trustee or liquidator of the Company, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 days.

                  (b) If an Event of Default occurs, then the holder of this Note may, upon not less than 10 days' prior written notice to the Company and a representative of each class of Senior Debt (including, without limitation, the administrative agent under the Credit Agreement and the trustee in respect of the Senior Subordinated Notes), declare this Note to be forthwith due and payable, whereupon this Note shall, subject to the provisions of Section 4 hereof, become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

                  SECTION 8. EXTENSION OF MATURITY.

                  Should the principal of and interest on this Note become due and payable on other than a business day, the maturity hereof shall be extended to the next succeeding business day, and interest shall be payable at the rate per annum herein specified during such extension. The term "business day" shall mean any day that is not a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

                  SECTION 9. TRANSFER AND EXCHANGE; SUCCESSORS AND ASSIGNS.

                  (a) Subject to the provisions of this Section 9, the holder of this Note (or any portion hereof) or any securities (or portion thereof) issued in respect of this Note may, prior to maturity or prepayment hereof or thereof, surrender this Note or such securities at the principal office of the Company for transfer or exchange. Any holder desiring to transfer or exchange this Note or any securities issued in respect of this Note shall first notify the Company in writing of such transfer or exchange at least two Business Days prior to the desired date of transfer or exchange. Within a reasonable time after such notice to the Company from a holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such holder, the Company shall, subject to this Section 9, issue in exchange therefor another Note or Notes, in such denominations as requested by the holder, for the same aggregate principal amount, as of the date of such issuance, as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note shall be made payable to such Person or Persons, or assigns, as the holder of such surrendered Note or Notes may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom.

                  (b) By its acceptance of this Note, the holder of this Note agrees and acknowledges that the Company has informed such holder that:

                  (i) this Note has not been registered under the Securities Act and this Note, and any securities issued in respect of this Note, must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement;

                  (ii) the offering and sale of this Note is intended to be exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act; and

                  (iii) there is no existing public or other market for this Note and there can be no assurance that any holder will be able to sell or dispose of this Note.

                  (c) By its acceptance of this Note, the holder of this Note represents and warrants to the Company that:

                  (i) this Note is being acquired for its own account not as a nominee or agent for any other person and without a view to the distribution thereof or any interest therein in violation of the Securities Act;

                  (ii) the holder is an "Accredited Investor" as such term is defined in Regulation D under the Securities Act and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes, and such holder is capable of bearing the economic risks of such investment; and

                  (iii) the holder has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of this Note, has had all such questions answered to its satisfaction and has been supplied all additional information deemed necessary by it to verify the accuracy of the information furnished to it.

                  (d) The holder of this Note agrees and acknowledges that the Company will not issue or transfer this Note (or any portion hereof) or any securities (or portion thereof) issued in respect of this Note unless the person or entity to whom they are being issued or transferred shall first agree in a writing deposited with the secretary of the Company to be bound by the provisions of this Section 9.

                  (e) The provision of this Note shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns and the holder of this Note and its successors and permitted assigns.

                  SECTION 10.  DEFINED TERMS.

                  The following terms, as used herein, have the following respective meanings:

                  "Affiliate" shall have the meaning set forth in the Credit Agreement.

                  "Change of Control" has the meaning set forth in the Indenture.

                  "Credit Agreement" means the credit agreement dated as of August 4, 1999, among the Company, SCG Holding Corporation, the other subsidiaries of SCG Holding Corporation named therein, the lenders named therein and The Chase Manhattan Bank, as administrative agent, collateral agent and syndication agent, as amended, restated, supplemented, waived, replaced (whether or not upon termination and whether with the original lenders or otherwise) restructured, refinanced or otherwise modified from time to time (except as provided in the definition of Leverage Ratio).

                  "Equity Interests" shall have the meaning set forth in the Credit Agreement.

                  "Indebtedness" shall have the meaning set forth in the Credit Agreement.

                  "Indenture" means the Indenture dated August 4, 1999, as amended, restated, supplemented, waived, replaced (whether or not upon termination and whether with the original noteholders or otherwise), restructured, refinanced or otherwise modified from time to time, among the Company, SCG Holding Corporation and the Trustee (as defined therein).

                  "Leverage Ratio" has the meaning set forth in the Credit Agreement, as in effect on the date hereof.

                  "Senior Debt" means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, the Credit Agreement, the Senior Subordinated Notes and all other indebtedness of the Company for money borrowed whether outstanding on the date hereof or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to this Note; PROVIDED, HOWEVER, that "Senior Debt" of the Company shall not include (i) unsecured trade debt of the Company, which shall rank PARI PASSU with this Note, (ii) any obligation of the Company (other than any obligation with respect to any Senior Debt owing in respect of the Credit Agreement or the Senior Subordinated Notes) to any Affiliate of the Company, (iii) any liability for federal, state, local or other Taxes owed or owing by the Company, (iv) any obligations with respect to any Equity Interests of the Company, or (v) any Senior Debt incurred in violation of the instruments or agreements governing such Senior Debt or any other Indebtedness incurred in violation of the instruments or agreements governing the Senior Debt.

                  "Senior Subordinated Notes" means the 12% Senior Subordinated Notes issued under the Indenture.

                  "Taxes" shall have the meaning set forth in the Credit Agreement.

                  SECTION 11. GOVERNING LAW.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first written above.


                                              SEMICONDUCTOR COMPONENTS
                                                   INDUSTRIES, LLC,


                                              By: /s/ George H. Cave
                                                 ------------------------------
                                                 Name:   George H. Cave
                                                 Title:  Assistant Secretary